FORM 8-A

                                IMPRESO.COM, INC.

                             Washington, D.C. 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                IMPRESO.COM, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                            75-2849585
           (State of incorporation             (IRS Employer Identification No.)
           or organization)

                           682 Southwestern Boulevard
                              Coppell, Texas 75019
               (Address of principal executive offices)(zip code)

         Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class           Name of each exchange on which
            to be so registered           each class is to be registered

               Not applicable                    Not applicable

         If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

         If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

         Securities Act registration statement file number to which this form relates:333-92381

         Securities to be registered pursuant to Section 12(g) of the Act:

                                  Common Stock
                                (Title of class)

Item 1. Description of Securities to be Registered

Reference is made to the material under "Proposal 2: Approval of the Plan and Agreement of Merger " of the Proxy Statement/Prospectus, dated February 7, 2000, included in the Registration Statement of Registrant on Form S-4, Registration # 333-92381, and incorporated herein by reference.

Item 2.  Exhibits

99.1 Plan and Agreement of Merger, dated as of December 1, 1999, among TST/Impreso, Inc., Impreso.com, Inc., and TST Merger Corp. (filed as
         Exhibit 2.1 to the Registration Statement of Registrant on Form S-4, Registration No. 333-92381, and incorporated herein by reference)

99.2 Certificate of Incorporation of Registrant (filed as Exhibit 3(a) to the Registration Statement of Registrant on Form S-4, Registration No. 333-92381, and incorporated herein by reference)

99.3 By-Laws of Registrant (filed as Exhibit 3(b) to the Registration Statement of Registrant on Form S-4, Registration No. 333-92381, and incorporated herein by reference)

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.


DATED: March 1, 2000


                                IMPRESO.COM, INC.



                                By:/s/ MARSHALL SOROKWASZ
                                   ---------------------------------------------
                                       Marshall Sorokwasz
                                       Chairman of the Board,
                                       Chief Executive Officer
                                       (Principal Executive Officer)